EXHIBIT 10.6

                   SIMON PELMAN CONSULTING AGREEMENT AMENDMENT
                         CONSULTING AGREEMENT AMENDMENT

This  Agreement,  dated  this  the  17th  day  of  April 2002, hereby amends the
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Consulting  Agreement  (the  "Consulting  Agreement")  made on December 28, 2001 between International Wireless, Inc. (the "Company") and Simon Pelman (the "Consultant"), and amends or supersedes, all prior consulting agreements, including the Consulting Agreement dated December 27, 2001 between the same parties.

Accordingly, the Company and the Consultant agree to amend Section 2, titled Compensation, of the Consulting Agreement to read as follows:

11.  Compensation

     As full consideration for the consulting services provided by the Consultant, the Company shall pay to the Consultant with options to purchase 150,000 (One Hundred Fifty Thousand) common shares of the company at USD$0.46 per share. These options shall expire on December 28, 2006. It is fully understood by the parties herein that the Company has not registered said options as of this date, but that the Company plans to file a Form S-8 to register the Company Stock Option Agreement which will include these options, as soon as practical after its audit for the merger with Origin Investment Inc. is completed and filed with the Securities and Exchange Commission.

     a. Upon the exercise of all of these options by the Consultant, the Company shall have the right to hold a common stock certificate(s) representing 37,500 options exercised, on behalf of the Consultant, for up to 90 calendar days after exercise by the Consultant. Further, the Company shall have the right to hold a common stock certificate(s) representing 112,500 options exercised, on behalf of the Consultant, for up to 180 calendar days after exercise by the Consultant.

By: /s/ Michael  Dewar
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    Michael  Dewar,  Chief  Operating  Officer
    International  Wireless,  Inc.

By: /s/  Simon  Pelman
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    Simon  Pelman,  Consultant


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